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                                                                       Exhibit 4

                               AFFILIATE AGREEMENT

       THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of June 10, 2002, by and between SmartForce Public Limited Company, a public limited company organized under the laws of the Republic of Ireland ("SmartForce"), and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of SkillSoft Corporation, a Delaware corporation ("SkillSoft"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

       A. SkillSoft, Transitory Sub (as defined below) and SmartForce have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of SmartForce ("Transitory Sub") with and into SkillSoft. Pursuant to the Merger, all outstanding capital stock of SkillSoft (the "SkillSoft Capital Stock") shall be converted into the right to receive American Depositary Shares of SmartForce as described in the Merger Agreement;

       B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of SkillSoft, as the term "affiliate" is used for purposes of Rule 145 ("Rule 145") of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") by the Securities and Exchange Commission (the "SEC"); and

       C. The execution and delivery of this Agreement by Affiliate is a material inducement to SmartForce to enter into the Merger Agreement.

       NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

       1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by SmartForce, SkillSoft and their respective affiliates and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

          Beneficial Ownership of SkillSoft Capital Stock. The Affiliate is the sole record and beneficial owner of the number of shares of SkillSoft Capital Stock set forth below its name on the signature page hereto (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any right of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Affiliate is party or by which it is bound obligating Affiliate to issue, deliver, sell, repurchase

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or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any
Shares or obligating Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Shares constitute all shares of SkillSoft Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which Affiliate is party. Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger.

    3. Compliance with Rule 145 and the Securities Act.

       (a) Affiliate has been advised that (i) the issuance of American Depositary Shares of SmartForce ("SmartForce ADSs") in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4, and the resale of such shares shall be subject to restrictions set forth in Rule 145, and (ii) Affiliate may be deemed to be an affiliate of SkillSoft as defined by paragraphs (c) and (d) of Rule 145. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any SmartForce ADSs issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d)(1) and, to the extent required by the terms of the Deposit Agreement (as defined below), Rule 144(h) of the rules and regulations promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to SmartForce a written opinion of counsel, reasonably acceptable to SmartForce in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Affiliate acknowledges that the SmartForce ADSs issued to Affiliate in the Merger will be deposited in a restricted ADR (as defined below) facility pursuant to that certain Deposit Agreement, dated as of November 30, 1995, as amended and restated as of May 22, 1998, among SmartForce, The Bank of New York and all owners and beneficial owners from time to time of restricted ADRs issued thereunder (the "Deposit Agreement") and that, pursuant to the Deposit Agreement, among other things, except as provided in clause (ii) of the preceding sentence, sales of SmartForce ADSs issued to Affiliate in the Merger may only be effected pursuant to Rule 145(d)(1). In addition to any other requirements of this Agreement, Affiliate agrees to comply with the requirements of Rule 144(h) with respect to the sale, transfer or other disposition of SmartForce ADSs acquired by Affiliate in the Merger to the extent required by the terms of the Deposit Agreement.

       (b) SmartForce shall give stop transfer instructions to its transfer agent with respect to any SmartForce ADSs received by Affiliate pursuant to the Merger and there shall be placed on the American Depositary Receipt ("ADR") representing such SmartForce ADSs, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d)(1) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH

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       TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
       AMENDED."

The legend set forth above shall be removed (by delivery of a substitute ADR without such legend) and SmartForce shall so instruct its transfer agent, if Affiliate delivers to SmartForce (i) written evidence satisfactory to SmartForce that the shares have been sold in compliance with Rule 145(d)(1) (in which case, the substitute ADR shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to SmartForce, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

       (c) Affiliate understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, SmartForce reserves the right to put the following legend on the ADRs issued to his transferee:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

    4. No Obligation to Register. Affiliate understands that SmartForce is under no obligation to register the sale, transfer or other disposition of the SmartForce ADSs by or on Affiliate's behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

    5. Termination. This Agreement shall automatically terminate and shall be of no further for and effect in the event of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement.

    6. Miscellaneous.

       (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be

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invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       (b) Full Power and Authority; Binding Effect and Assignment. Affiliate has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

       (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

       (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of SmartForce and SkillSoft; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to SmartForce and SkillSoft which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, SmartForce and SkillSoft shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

       (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

       (f) Entire Agreement. This Agreement sets forth the entire understanding of Affiliate and SmartForce relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and SmartForce relating to the subject matter hereof.

       (g) Further Assurances. Affiliate shall execute and/or cause to be delivered to SmartForce such instruments and other documents and shall take such other actions as SmartForce may reasonably request to effectuate the intent and purposes of this Agreement.

       (h) Third Party Reliance. Counsel to SmartForce shall be entitled to rely upon this Affiliate Agreement.

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       (i) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

       (j) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

       If to SmartForce:          SmartForce PLC
                                  900 Chesapeake Drive
                                  Redwood City, CA 94063
                                  Attention: Gregory M. Priest
                                  Facsimile: 650-817-5070

       With copies to:            Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, CA  94304-1050
                                  Attention: Steven V. Bernard
                                  Facsimile: (650) 493-6811

        and

                                  Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  One Market
                                  Spear Street Tower, Suite 3300
                                  San Francisco, CA  94105
                                  Attention: Michael J. Kennedy
                                  Facsimile: (415) 947-2099

       If to Affiliate:           To the address for notice set forth on the
                                  signature page hereof.

       (k) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

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       IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

 SMARTFORCE PLC                      AFFILIATE


By:_______________________________   By:________________________________________

Name: Gregory M. Priest              Affiliate's Address for Notice:
      ----------------------------
Title: Chief Executive Officer
       ---------------------------   ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

                                     Shares beneficially owned:

                                     _______   shares of SkillSoft Common Stock

                                     _______   shares of SkillSoft Common Stock
                                               issuable upon exercise of
                                               outstanding options, warrants or
                                               other rights

                    [Signature Page to Affiliate Agreement]